                                                                   Exhibit 10.28


                           WAIVER AND AMENDMENT NO. 1

                                       TO

                           LOAN AND SECURITY AGREEMENT


            THIS WAIVER AND AMENDMENT NO. 1 ("Amendment") is entered into as of October 30, 2001, by and among TransAct Technologies Incorporated, a Delaware corporation having its principal place of business at 7 Laser Lane, Wallingford, Connecticut 06492 ("Borrower"), LaSalle Business Credit, Inc. having its principal place of business at 135 South LaSalle Street, Chicago, Illinois 60603 with an office located at 565 Fifth Avenue, New York, New York 10017 ("LaSalle"), the undersigned financial institutions (each individually a "Lender" and, collectively, "Lenders") and LaSalle as agent for the Lenders (LaSalle, in such capacity, "Agent").

                                   BACKGROUND

            Pursuant to a Loan and Security Agreement dated as of May 25, 2001, (as may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") by and among Borrower, Agent and Lenders, Agent and Lenders provide Borrower with certain financial accommodations.

            Borrower has requested that, among other things, Agent and Lenders
(i) waive an existing Event of Default with respect to Minimum EBITDA contained in the Loan Agreement, (ii) amend certain financial covenants contained in the Loan Agreement and (iii) amend certain other provisions of the Loan Agreement and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

            NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

            2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 5 below, the Loan Agreement is hereby amended as follows:

            (a) Article 1 is hereby amended as follows:

            (i) the following defined terms are hereby added in their appropriate alphabetical order:

            "Amendment No. 1" shall mean the Waiver and Amendment No. 1 to this Agreement dated as of October 30, 2001.

            "Amendment No. 1 Effective Date" shall mean the date on which all of the conditions precedent contained in Section 5 of Amendment No. 1 shall have been satisfied.

            (ii) the following defined term is hereby amended in its entirety to provide as follows:

            "APPLICABLE MARGIN" shall mean the percentage set forth below for the applicable Type and Kind of Loan calculated based on Borrower achieving the financial test set forth below:

                  APPLICABLE MARGIN
          Revolving Loans       Term Loans       Equipment Loans
Level     Prime     LIBOR     Prime    LIBOR     Prime     LIBOR
   1     1.00%     3.50%     1.50%    4.00%     1.50%     4.00%
   2      .75%     3.25%     1.25%    3.75%     1.25%     3.75%

            The Applicable Margin shall be set at Level 1 on the Closing Date and shall not be subject to decrease prior to the receipt by Agent of the annual financial statements of Borrower as required under paragraph 12(d) hereof for the Fiscal Year ending December 31, 2001 (the "2001 Annual Financial Statements"). If (a) Borrower's EBITDA for the Fiscal Year ending December 31, 2001 as calculated using the financial information from the 2001 Annual Financial Statements, is equal to or greater than $2,650,000, (b) the 2001 Annual Financial Statements have been delivered in accordance with the requirements set forth in paragraph 12(d) hereof and (c) no Default or Event of Default has occurred and is continuing on the date the 2001 Annual Financial Statements are delivered, the Applicable Margin shall be adjusted to Level 2. If any of the foregoing conditions are not satisfied, the Applicable Margin shall permanently remain at Level 1. If the Applicable Margin is adjusted to Level 2 in accordance with this paragraph, such change shall be effective thirty (30) days after Agent receives the 2001 Annual Financial Statements.

            (b) Paragraph 12(e) is hereby amended in its entirety as follows:

                  "(e) As soon as practicable and in any event not later than
(i) November 30, 2001 with respect to the Fiscal Year commencing January 1, 2002 and (ii) thirty (30) days after the beginning of each Fiscal Year thereafter, projected balance sheets, statements of income and cash flow for Borrower on a consolidated basis and a consolidating basis, for each of the twelve (12) months during such Fiscal Year, which shall include the assumptions used therein, together with appropriate supporting details as requested by Agent (hereinafter referred to as "Projections")."

            (c) Paragraph 15(p) is hereby amended in its entirety to provide as follows:


            "(p) Borrower on a consolidated basis shall maintain and keep in full force and effect each of the financial covenants set forth below. The calculation and determination of each such financial covenant, and all accounting terms contained therein, shall be so calculated and construed in accordance with GAAP, applied on a basis consistent with the financial statements of Borrower delivered on or before the Closing Date:

            (i) Tangible Net Worth. Borrower on a consolidated basis shall maintain as of the end of each month a Tangible Net Worth of not less than the amount set forth below shown opposite such month:


               MONTH ENDED                          TANGIBLE NET WORTH
          November 30, 2001                             $10,200,000
          December 31, 2001                             $9,340,000
          January 31, 2002                              $10,100,000
          February 28, 2002                             $10,100,000
          March 31, 2002                                $10,100,000
          April 30, 2002                                $10,200,000
          May 31, 2002                                  $10,200,000
          June 30, 2002                                 $10,200,000
          July 31, 2002                                 $10,900,000
          August 31, 2002                               $10,900,000
          September 30, 2002                            $10,900,000
          October 31, 2002                              $11,100,000
          November 30, 2002                             $11,100,000
          December 31, 2002                             $11,100,000
          March 31, 2003 and each month               The sum of (A) $11,100,000
          thereafter (each such month,    plus (B) an aggregate amount equal to
          the "current month")            eighty five percent (85%) of the
                                          cumulative net income after taxes of
                                          Borrower on a consolidated basis for
                                          the period commencing on January 1,
                                          2003 through and including the last
                                          day of the current month, provided,
                                          however, that such cumulative amount
                                          shall not be reduced by the amount of
                                          any net loss before taxes of Borrower
                                          on a consolidated basis for any
                                          preceding month.

            (ii) Fixed Charge Coverage Ratio. Borrower on a consolidated basis shall maintain as of the end of each month a Fixed Charge Coverage Ratio of not less than the ratio set forth below shown opposite such month with respect to the twelve (12) months then ended.

               MONTH ENDED                      FIXED CHARGE COVERAGE RATIO
          January 31, 2002 through and                  1.0 to 1.0
          including March 31, 2002
          June 30, 2002 and each month                  1.15 to 1.0
          thereafter


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
            (iii) Capital Expenditures. Borrower on a consolidated basis shall not make Capital Expenditures of an aggregate amount of more than (x) two million two hundred thousand dollars ($2,200,000) during the Fiscal Year ending December 31, 2001 and (y) two million five hundred thousand dollars ($2,500,000) during any Fiscal Year thereafter.

            (iv) Minimum Consolidated EBITDA. Borrower on a consolidated basis shall maintain EBITDA of not less than the amounts set forth below shown opposite such month with respect to the twelve (12) months then ended, provided that the applicable period being tested on the fiscal quarter ending November 30, 2001 will be the eleven (11) months then ended:


          FISCAL QUARTER ENDED                 MINIMUM CONSOLIDATED EBITDA
          November 30, 2001                           ($250,000)
          December 31, 2001                           ($350,000)
          January 31, 2002                         $  2,500,000
          February 28, 2002                        $  2,500,000
          March 31, 2002                           $  2,500,000
          April 30, 2002                           $  2,800,000
          May 31, 2002                             $  2,800,000
          June 30, 2002                            $  2,800,000
          July 31, 2002                            $  3,100,000
          August 31, 2002                          $  3,100,000
          September 30, 2002 and each
          month thereafter                         $  3,100,000


            (v) Adjustment of Financial Covenants. Within thirty (30) days of the date on which Agent receives the Projections for the Fiscal Year commencing January 1, 2002, the parties shall enter into an amendment to this Agreement to reset the financial covenants set forth on this Paragraph 15(p) to give effect to such Projections, provided, however, if the parties fail to enter into such amendment within thirty (30) days of the date on which Agent receives the Projections for the Fiscal Year commencing January 1, 2002, then Agent shall have the right to reset the financial covenants to such levels as determined in its reasonable discretion."

            3. Waiver. Subject to satisfaction of the conditions precedent set forth in Section 5 below, Agent and Lenders hereby waive, solely with respect to the fiscal quarter ending September 30, 2001, compliance by Borrower with the Minimum EBITDA financial covenant set forth in paragraph 15(p)(iv) of the Loan Agreement pursuant to which Borrower was required to maintain Minimum Consolidated EBITDA of not less than $475,000 for the three (3) fiscal quarters ended September 30, 2001.

            4. Amendment and Waiver Fee. On the Amendment No. 1 Effective Date, Borrower shall pay Agent for the benefit of Lenders an amendment and waiver fee of $20,000 (the "Amendment and Waiver Fee"). The Amendment and Waiver Fee shall be deemed fully earned on the Amendment No. 1 Effective Date and shall not be subject to reduction, rebate or


                                      -4-
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proration whatsoever. Borrower hereby authorizes Agent to automatically charge
Borrower's loan account with Agent for the Amendment and Waiver Fee on the Amendment No. 1 Effective Date.

            5. Conditions of Effectiveness. This Amendment shall become effective October 30, 2001, when and only when Agent shall have received in form and substance satisfactory to Agent and its counsel (i) four (4) copies of this Amendment executed by Borrower and consented and agreed to by TransAct.com, TransAct UK and TransAct Barbados as Guarantors and (ii) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

            6. Representations and Warranties. Borrower hereby represents and warrants as follows:

                  (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

                  (b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

                  (c) After giving effect to this Amendment, no Event of Default or Default has occurred and is continuing or would exist .

                  (d) Borrower has no defense, counterclaim or offset with
            respect to the Loan Agreement.

            7.    Effect on the Loan Agreement.

                  (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

                  (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in Section 3, operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

            8. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

            9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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
            10. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement. Any signature delivered by a party hereto by facsimile shall be deemed to be an original signature hereto.

            IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                                     TRANSACT TECHNOLOGIES INCORPORATED, as
                                        Borrower

                                    By: __/s/ Richard L. Cote
                                    Name:  Richard L. Cote
                                    Title:   Exec. VP & CFO

                                    LASALLE BUSINESS CREDIT, INC., as Agent and
                                        Lender

                                    By:   /s/ Daniel Maresca
                                    Name:   Daniel Maresca
                                    Title:   First Vice President


CONSENTED AND AGREED TO:

TRANSACT.COM, INC., as Guarantor


By:   /s/ Bart C. Shuldman
Name:   Bart C. Shuldman
Title:   President


TRANSACT TECHNOLOGIES LIMITED, as Guarantor

By:   /s/ Bart C. Shuldman
Name:   Bart C. Shuldman
Title:   President


TRANSACT TECHNOLOGIES INTERNATIONAL LTD., as Guarantor

By:   /s/ Richard L. Cote
Name:   Richard L. Cote
Title:   President



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